Unity Bancorp, Inc.

64 Old Highway 22

Clinton, NJ 08809

800-618-BANK

www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

October 25, 2012

News Media & Financial Analyst Contact:

Alan J. Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bancorp Reports Continued Improvement in Earnings

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income available to common shareholders of $799 thousand, or $0.10 per diluted share, for the three months ended September 30, 2012, compared to $700 thousand, or $0.09 per diluted share, for the same period a year ago.  Return on average assets and average common equity for the quarter were 0.60% and 5.74%, respectively, compared to 0.54% and 5.27% for the same period a year ago.

For the nine months ended September 30, 2012, net income available to common shareholders totaled $1.9 million, or $0.24 per diluted share, compared to $786 thousand, or $0.10 per diluted share, for the same period a year ago.  Return on average assets and average common equity for the nine months were 0.51% and 4.61%, respectively, compared to 0.32% and 2.04% for the same period a year ago.

Highlights for the quarter include:

×	Nonperforming assets improved for the third consecutive quarter with a decline of $3.4 million to $18.8 million from $22.2 million at June 30, 2012.
×	Improved credit quality resulted in lower loan loss provisions as well as reduced loan collection expenses and costs to maintain other real estate owned (“OREO”).
×	Significant increases in residential mortgage originations resulted in increased gains on sale of mortgage loans.
×	Net interest margin expanded to 3.72% this quarter from 3.68% for the quarter ended June 30, 2012.
×	Continued deposit product mix improvement. Growth in core demand deposits and savings deposits, while higher costing time deposits declined.
×	Further improvement in our capital ratios as we remain “well-capitalized”.
×	Closed our William Penn Highway, Pennsylvania branch and received regulatory approval for the new Somerset, New Jersey branch which is expected to open in November 2012.

James A. Hughes, President and CEO, stated, “This was another quarter of increased earnings as our core fundamentals continued to improve and asset quality strengthened.  We enhanced our net interest margin over the second quarter of 2012 through strategic deposit pricing, coupled with increasing levels of noninterest-bearing deposits.  The trends are very positive and I remain extremely optimistic about the long-term opportunities ahead.”

Net Interest Income

Net interest income decreased $326 thousand to $7.0 million for the three months ended September 30, 2012 compared to the prior year’s quarter and decreased $1.6 million to $20.7 million for the nine months ended September 30, 2012 compared to the prior year’s period.  In addition, the net interest margin contracted 13 basis points to 3.72% for the quarter ended September 30, 2012 and contracted 23 basis points to 3.65% for the nine months ended September 30, 2012 when compared to the prior year periods.

Our net interest income continues to be influenced by the sustained low interest rate environment, which the Federal Open Market Committee (“FOMC”) forecasts will remain through mid-2015.  This rate environment has resulted in a tighter net interest margin as our earning assets re-price at lower rates.  The yield on earning assets fell 51 basis points to 4.70% and 58 basis points to 4.70% for the quarter and year-to-date periods ending September 30, 2012, respectively, when compared to the same periods in 2011.   Partially offsetting these declines are lower funding costs. The cost of interest-bearing liabilities decreased 43 basis points to 1.19% for the three month period and decreased 37 basis points to 1.29% for the nine month period.

Noninterest Income

Noninterest income increased $120 thousand to $1.8 million and $974 thousand to $5.3 million for the three and nine months ended September 30, 2012, respectively, compared to the prior year’s period. These increases were driven by record levels of residential mortgage loan originations and sales.  Additional factors affecting noninterest income were:

×

Branch fee income, which consists of deposit service charges and overdraft fees, increased due to higher levels of overdraft fees year-to-date partially offset by reduced deposit account service charges.

×	Service and loan fee income increased due to late charges, servicing income and other processing fees.
×

Gains on sales of SBA loans decreased due to a lower volume of loans being sold in each period.  For the three month period, $442 thousand in SBA loans were sold compared to $5.1 million in sales in the third quarter of 2011.  Year-to-date, $4.7 million in SBA loans were sold compared to $11.1 million in the prior year period.

×

Gains on sales of residential mortgage loans increased on a significantly higher volume of loan sales.   For the three month period, $30.1 million in residential mortgage loans were sold compared to $13.3 million in the third quarter of 2011.  Year-to-date, $71.6 million in residential mortgage loans were sold compared to $29.0 million in the prior year’s period.

×	Security gains of $7 thousand and $514 thousand were realized during the quarter and year to date periods, respectively.

Noninterest Expense

Noninterest expense totaled $6.0 million and $6.1 million for the three months ended September 30, 2012 and 2011, respectively, and $18.2 million and $18.5 million for the nine months ended September 30, 2012 and 2011, respectively.

Noninterest expense in the current and prior year periods included the impact of our branch network restructuring.   In March 2012, we opened our Washington Township, New Jersey branch.  In the third quarter of 2012, we announced we would be closing our William Penn Highway, Pennsylvania branch and recognized approximately $32 thousand in residual lease and fixed asset disposal expenses.  Also, during the third quarter we announced we would be opening a new branch in Somerset, New Jersey and have subsequently begun to incur lease and other operating expenses.  For the nine months ended September 30, 2011, we incurred $215 thousand in residual lease obligation and fixed asset disposals related to closing two underperforming branches.  Other factors which affected noninterest expense include:

×	Compensation and benefits expense increased due to higher payroll costs, mortgage origination commissions, equity compensation and medical benefits expenses.
×

Occupancy expense increased over the third quarter of 2011 due to rental expense from our new Somerset branch, residual lease expenses from closing our William Penn branch and increased depreciation expenses due to the new Washington branch.  For the year-to-date period, occupancy expense declined as the above noted increases were offset by higher snow removal expenses in 2011 and the branch closure related expenses in 2011 noted above.

×	Furniture and equipment expense decreased due primarily to the branch closure cost savings noted above, partially offset by expenses related to our new Washington branch.
×	Loan collection costs decreased due to lower loan legal, appraisal, insurance and other collection related expenses.
×	OREO costs, such as property valuation adjustments, property taxes and maintenance expenses, decreased significantly as credit quality improved.
×	Deposit insurance expense decreased year-to-date due to the new assets-based assessment method put into place by the FDIC on April 1, 2011.
×

Advertising expenses, such as promotional activities related to our new branches and in response to increased competition within our market place, combined with participation in community events and higher direct mail costs, increased year-to-date.

Financial Condition

At September 30, 2012, total assets were $802.7 million, a decrease of $8.2 million from the prior year-end.

×	Total securities decreased $1.1 million since December 31, 2011, due to $32.8 million in security purchases, offset by sales and an increased level of prepayments.
×

Total loans increased $4.3 million or 0.7% to $596.9 million at September 30, 2012. The Company plans to continue shrinking its SBA portfolio.  Future loan growth is expected in both the commercial and residential portfolios as reflected in our year-to-date performance.  The net increase was the result of the following:

-	Commercial loans increased $23.5 million or 8.3%,
-	Residential mortgage loans increased $3.1 million or 2.3%,
-	SBA 504 loans decreased $13.3 million or 24.2%,
-	SBA 7(a) loans decreased $4.8 million or 6.7%, and
-	Consumer loans decreased $4.1 million or 8.4%.
×

Core deposits, which exclude time deposits, increased $21.0 million during the year to $505.6 million, due primarily to a $10.3 million increase in municipal deposits.  The net changes by product type include:

-	A $17.0 million increase in savings deposits, and a
-	$4.3 million increase in noninterest-bearing demand deposits, partially offset by a
-	$280 thousand decrease in interest-bearing demand deposits.
-

Time deposits decreased $31.9 million from year-end due to the maturity and planned run off of brokered deposits, as well as a high rate retail promotion that was completed late in 2008 to bolster liquidity.

×	Shareholders’ equity was $76.4 million at September 30, 2012, an increase of $2.9 million from year-end 2011, primarily due to the increase in net income.
×	Book value per common share was $7.52 as of September 30, 2012.
×	At September 30, 2012 the leverage, Tier I and Total Risk Based Capital ratios were 11.20%, 14.52% and 15.78%, respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

“Nonperforming assets have declined $7.0 million or 27.2% to $18.8 million since year-end 2011.  This is the lowest level since 2008 and I expect this trend to continue”, said James A. Hughes.   “Many of our problem commercial and SBA relationships have been resolved and the majority of our problem relationships are behind us.”

×	Nonperforming assets totaled $18.8 million at September 30, 2012 or 3.14% of total loans and OREO, compared to $25.8 million or 4.33% of total loans and OREO at year-end 2011.
×

The allowance for loan losses totaled $15.3 million at September 30, 2012 or 2.56% of total loans. The provision for loan losses for the quarter ended September 30, 2012 was $1.0 million compared to $1.4 million for the prior year’s quarter.  The provision for loan losses for the nine months ended September 30, 2012 was $3.2 million compared to $5.7 million for the prior year’s period.

×

Net charge-offs were $2.0 million for the three months ended September 30, 2012, compared to $971 thousand for the same period a year ago.  For the nine months ended September 30, 2012, net charge-offs were $4.3 million, compared to $3.6 million for the prior year’s period.

×	Troubled debt restructurings (“TDRs”) decreased $2.2 million from year-end to $18.9 million due to loan payoffs. At September 30, 2012, 91.4% of our TDRs were performing.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $803 million in assets and $633 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 15 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com, or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

September 30, 2012

September 30, 2012 vs.
June 30, 2012	September 30, 2011
(In thousands, except percentages and per share amounts)	September 30, 2012	June 30, 2012	September 30, 2011%	%
BALANCE SHEET DATA:
Total assets	$802,675	$785,111	$820,652	2.2%	(2.2)%
Total deposits	633,126	616,443	654,171	2.7	(3.2)
Total loans	596,910	604,901	603,633	(1.3)	(1.1)
Total securities	106,437	114,846	100,752	(7.3)	5.6
Total shareholders' equity	76,387	74,901	73,136	2.0	4.4
Allowance for loan losses	(15,294)	(16,284)	(16,447)	6.1	7.0

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$1,802	$1,494	$1,506	20.6	19.7
Provision for income taxes	606	518	420	17.0	44.3
Net income	1,196	976	1,086	22.5	10.1
Preferred stock dividends and discount accretion	397	401	386	(1.0)	2.8
Income available to common shareholders	$799	$575	$700	39.0	14.1

Net income per common share - Basic (1)	$0.11	$0.08	$0.09	37.5	22.2
Net income per common share - Diluted (1)	$0.10	$0.07	$0.09	42.9	11.1

Return on average assets	0.60%	0.49%	0.54%	22.4	11.1
Return on average equity (2)	5.74%	4.25%	5.27%	35.1	8.9
Efficiency ratio	68.22%	73.72%	69.80%	(7.5)	(2.3)

FINANCIAL DATA - YEAR TO DATE:
Income before provision for income taxes	$4,660	$2,498	86.5
Provision for income taxes	1,583	548	188.9
Net income	3,077	1,950	57.8
Preferred stock dividends and discount accretion	1,195	1,164	2.7
Income available to common shareholders	$1,882	$786	139.4

Net income per common share - Basic (1)	$0.25	$0.11	127.3
Net income per common share - Diluted (1)	$0.24	$0.10	140.0

Return on average assets	0.51%	0.32%	59.4
Return on average equity (2)	4.61%	2.04%	126.0
Efficiency ratio	71.20%	70.36%	1.2

SHARE INFORMATION:
Market price per share	$6.13	$6.00	$6.65	2.2	(7.8)
Dividends paid	$-	$-	$-	-	-
Book value per common share	$7.52	$7.38	$7.25	1.9	3.7
Average diluted shares outstanding (QTD)	7,782	7,784	7,781	-	-

CAPITAL RATIOS:
Total equity to total assets	9.52%	9.54%	8.91%	(0.2)	6.8
Leverage ratio	11.20%	11.08%	10.69%	1.1	4.8
Tier 1 risk-based capital ratio	14.52%	14.22%	13.88%	2.1	4.6
Total risk-based capital ratio	15.78%	15.49%	15.14%	1.9	4.2

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$18,790	$22,186	$24,153	(15.3)	(22.2)
QTD net chargeoffs (annualized) to QTD average loans	1.32%	0.71%	0.63%	85.9	109.5
Allowance for loan losses to total loans	2.56%	2.69%	2.72%	(4.8)	(5.9)
Nonperforming assets to total loans and OREO	3.14%	3.65%	3.98%	(14.0)	(21.1)
Nonperforming assets to total assets	2.34%	2.83%	2.94%	(17.3)%	(20.4)%

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.
(2)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by average shareholders' equity (excluding preferred stock).

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

September 30, 2012

				September 30, 2012 vs.
				December 31, 2011	September 30, 2011
(In thousands, except percentages)	September 30, 2012	December 31, 2011	September 30, 2011%		%
ASSETS
Cash and due from banks	$17,027	$17,688	$15,965	(3.7)%	6.7%
Federal funds sold and interest-bearing deposits	55,536	64,886	74,125	(14.4)	(25.1)
Cash and cash equivalents	72,563	82,574	90,090	(12.1)	(19.5)
Securities:
Securities available for sale	90,852	88,765	88,083	2.4	3.1
Securities held to maturity	15,585	18,771	12,669	(17.0)	23.0
Total securities	106,437	107,536	100,752	(1.0)	5.6
Loans:
SBA loans held for sale	7,708	7,668	9,284	0.5	(17.0)
SBA loans held to maturity	59,299	64,175	66,363	(7.6)	(10.6)
SBA 504 loans	41,771	55,108	55,520	(24.2)	(24.8)
Commercial loans	306,569	283,104	284,046	8.3	7.9
Residential mortgage loans	137,192	134,090	136,942	2.3	0.2
Consumer loans	44,371	48,447	51,478	(8.4)	(13.8)
Total loans	596,910	592,592	603,633	0.7	(1.1)
Allowance for loan losses	(15,294)	(16,348)	(16,447)	6.4	7.0
Net loans	581,616	576,244	587,186	0.9	(0.9)

Premises and equipment, net	12,016	11,350	10,648	5.9	12.8
Bank owned life insurance ("BOLI")	9,327	9,107	9,033	2.4	3.3
Deferred tax assets	6,221	6,878	6,889	(9.6)	(9.7)
Federal Home Loan Bank stock	3,989	4,088	4,088	(2.4)	(2.4)
Accrued interest receivable	3,478	3,703	3,519	(6.1)	(1.2)
Other real estate owned ("OREO")	1,456	3,032	3,555	(52.0)	(59.0)
Prepaid FDIC insurance	2,079	2,545	2,653	(18.3)	(21.6)
Goodwill and other intangibles	1,518	1,530	1,533	(0.8)	(1.0)
Other assets	1,975	2,259	706	(12.6)	179.7

Total assets	$802,675	$810,846	$820,652	(1.0)%	(2.2)%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand deposits	$105,529	$101,193	$93,706	4.3%	12.6%
Interest-bearing demand deposits	104,469	104,749	100,807	(0.3)	3.6
Savings deposits	295,567	278,603	296,571	6.1	(0.3)
Time deposits, under $100,000	78,104	102,809	105,840	(24.0)	(26.2)
Time deposits, $100,000 and over	49,457	56,617	57,247	(12.6)	(13.6)
Total deposits	633,126	643,971	654,171	(1.7)	(3.2)

Borrowed funds	75,000	75,000	75,000	-	-
Subordinated debentures	15,465	15,465	15,465	-	-
Accrued interest payable	464	523	533	(11.3)	(12.9)
Accrued expenses and other liabilities	2,233	2,329	2,347	(4.1)	(4.9)
Total liabilities	726,288	737,288	747,516	(1.5)	(2.8)

Shareholders' equity:
Cumulative perpetual preferred stock	19,968	19,545	19,409	2.2	2.9
Common stock	54,176	53,746	53,663	0.8	1.0
Retained earnings (deficit)	1,028	(854)	(1,056)	220.4	197.3
Accumulated other comprehensive income	1,215	1,121	1,120	8.4	8.5
Total shareholders' equity	76,387	73,558	73,136	3.8	4.4

Total liabilities and shareholders' equity	$802,675	$810,846	$820,652	(1.0)%	(2.2)%

Preferred shares	21	21	21
Issued and outstanding common shares	7,503	7,459	7,413

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

September 30, 2012

September 30, 2012 vs.
For the three months ended	June 30, 2012	September 30, 2011
(In thousands, except percentages and per share amounts)	September 30, 2012	June 30, 2012	September 30, 2011	$	%	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$13	$11	$6	$2	18.2%	$7	116.7%
Federal Home Loan Bank stock	50	44	46	6	13.6	4	8.7
Securities:
Securities available for sale	656	690	804	(34)	(4.9)	(148)	(18.4)
Securities held to maturity	146	163	157	(17)	(10.4)	(11)	(7.0)
Total securities	802	853	961	(51)	(6.0)	(159)	(16.5)
Loans:
SBA loans	881	846	1,243	35	4.1	(362)	(29.1)
SBA 504 loans	647	691	838	(44)	(6.4)	(191)	(22.8)
Commercial loans	4,313	4,216	4,417	97	2.3	(104)	(2.4)
Residential mortgage loans	1,631	1,582	1,825	49	3.1	(194)	(10.6)
Consumer loans	534	529	616	5	0.9	(82)	(13.3)
Total loans	8,006	7,864	8,939	142	1.8	(933)	(10.4)
Total interest income	8,871	8,772	9,952	99	1.1	(1,081)	(10.9)
INTEREST EXPENSE
Interest-bearing demand deposits	108	123	137	(15)	(12.2)	(29)	(21.2)
Savings deposits	293	287	536	6	2.1	(243)	(45.3)
Time deposits	619	689	979	(70)	(10.2)	(360)	(36.8)
Borrowed funds and subordinated debentures	824	816	947	8	1.0	(123)	(13.0)
Total interest expense	1,844	1,915	2,599	(71)	(3.7)	(755)	(29.0)
Net interest income	7,027	6,857	7,353	170	2.5	(326)	(4.4)
Provision for loan losses	1,000	1,000	1,400	-	-	(400)	(28.6)
Net interest income after provision for loan losses	6,027	5,857	5,953	170	2.9	74	1.2
NONINTEREST INCOME
Branch fee income	383	362	374	21	5.8	9	2.4
Service and loan fee income	366	287	213	79	27.5	153	71.8
Gain on sale of SBA loans held for sale, net	46	223	338	(177)	(79.4)	(292)	(86.4)
Gain on sale of mortgage loans, net	662	453	250	209	46.1	412	164.8
BOLI income	74	73	74	1	1.4	-	-
Net security gains	7	283	266	(276)	(97.5)	(259)	(97.4)
Other income	236	160	139	76	47.5	97	69.8
Total noninterest income	1,774	1,841	1,654	(67)	(3.6)	120	7.3
NONINTEREST EXPENSE
Compensation and benefits	3,191	3,133	2,944	58	1.9	247	8.4
Occupancy	690	740	615	(50)	(6.8)	75	12.2
Processing and communications	544	553	549	(9)	(1.6)	(5)	(0.9)
Furniture and equipment	368	355	384	13	3.7	(16)	(4.2)
Professional services	196	211	206	(15)	(7.1)	(10)	(4.9)
Loan collection costs	182	91	235	91	100.0	(53)	(22.6)
OREO expenses	36	237	491	(201)	(84.8)	(455)	(92.7)
Deposit insurance	162	168	60	(6)	(3.6)	102	170.0
Advertising	181	302	187	(121)	(40.1)	(6)	(3.2)
Other expenses	449	414	430	35	8.5	19	4.4
Total noninterest expense	5,999	6,204	6,101	(205)	(3.3)	(102)	(1.7)
Income before provision for income taxes	1,802	1,494	1,506	308	20.6	296	19.7
Provision for income taxes	606	518	420	88	17.0	186	44.3
Net income	1,196	976	1,086	220	22.5	110	10.1
Preferred stock dividends and discount accretion	397	401	386	(4)	(1.0)	11	2.8
Income available to common shareholders	$799	$575	$700	$224	39.0%	$99	14.1%

Effective tax rate	33.6%	34.7%	27.9%

Net income per common share - Basic (1)	$0.11	$0.08	$0.09
Net income per common share - Diluted (1)	$0.10	$0.07	$0.09

Weighted average common shares outstanding - Basic	7,473	7,462	7,413
Weighted average common shares outstanding - Diluted	7,782	7,784	7,781

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

September 30, 2012

For the nine months ended September 30,	Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2012	2011	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$56	$26	$30	115.4%
Federal Home Loan Bank stock	144	147	(3)	(2.0)
Securities:
Securities available for sale	2,066	2,558	(492)	(19.2)
Securities held to maturity	482	625	(143)	(22.9)
Total securities	2,548	3,183	(635)	(19.9)
Loans:
SBA loans	2,652	3,671	(1,019)	(27.8)
SBA 504 loans	2,098	2,626	(528)	(20.1)
Commercial loans	12,707	13,304	(597)	(4.5)
Residential mortgage loans	4,869	5,502	(633)	(11.5)
Consumer loans	1,624	1,931	(307)	(15.9)
Total loans	23,950	27,034	(3,084)	(11.4)
Total interest income	26,698	30,390	(3,692)	(12.1)
INTEREST EXPENSE
Interest-bearing demand deposits	368	420	(52)	(12.4)
Savings deposits	933	1,701	(768)	(45.1)
Time deposits	2,222	3,119	(897)	(28.8)
Borrowed funds and subordinated debentures	2,486	2,851	(365)	(12.8)
Total interest expense	6,009	8,091	(2,082)	(25.7)
Net interest income	20,689	22,299	(1,610)	(7.2)
Provision for loan losses	3,200	5,650	(2,450)	(43.4)
Net interest income after provision for loan losses	17,489	16,649	840	5.0
NONINTEREST INCOME
Branch fee income	1,131	1,054	77	7.3
Service and loan fee income	954	840	114	13.6
Gain on sale of SBA loans held for sale, net	427	848	(421)	(49.6)
Gain on sale of mortgage loans, net	1,526	506	1,020	201.6
BOLI income	220	221	(1)	(0.5)
Net security gains	514	353	161	45.6
Other income	558	534	24	4.5
Total noninterest income	5,330	4,356	974	22.4
NONINTEREST EXPENSE
Compensation and benefits	9,505	8,881	624	7.0
Occupancy	2,038	2,161	(123)	(5.7)
Processing and communications	1,631	1,593	38	2.4
Furniture and equipment	1,085	1,178	(93)	(7.9)
Professional services	598	599	(1)	(0.2)
Loan collection costs	453	660	(207)	(31.4)
OREO expenses	398	936	(538)	(57.5)
Deposit insurance	502	661	(159)	(24.1)
Advertising	630	510	120	23.5
Other expenses	1,319	1,328	(9)	(0.7)
Total noninterest expense	18,159	18,507	(348)	(1.9)
Income before provision for income taxes	4,660	2,498	2,162	86.5
Provision for income taxes	1,583	548	1,035	188.9
Net income	3,077	1,950	1,127	57.8
Preferred stock dividends and discount accretion	1,195	1,164	31	2.7
Income available to common shareholders	$1,882	$786	$1,096	139.4%

Effective tax rate	34.0	21.9

Net income per common share - Basic (1)	$0.25	0.11
Net income per common share - Diluted (1)	$0.24	0.10

Weighted average common shares outstanding - Basic	7,465	7,301
Weighted average common shares outstanding - Diluted	7,786	7,719

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

September 30, 2012

For the three months ended
September 30, 2012	June 30, 2012
Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$40,183	$13	0.13%	$30,832	$11	0.14%
Federal Home Loan Bank stock	3,989	50	4.99	3,993	44	4.43
Securities:
Securities available for sale	95,193	703	2.95	103,958	741	2.85
Securities held to maturity	16,467	152	3.69	17,499	170	3.89
Total securities (A)	111,660	855	3.06	121,457	911	3.00
Loans:
SBA loans	66,484	881	5.30	69,273	846	4.89
SBA 504 loans	44,583	647	5.77	46,804	691	5.94
Commercial loans	307,090	4,313	5.59	303,409	4,216	5.59
Residential mortgage loans	136,568	1,631	4.78	133,643	1,582	4.74
Consumer loans	46,116	534	4.61	45,658	529	4.66
Total loans (B)	600,841	8,006	5.31	598,787	7,864	5.28
Total interest-earning assets	$756,673	$8,924	4.70%	$755,069	$8,830	4.70%

Noninterest-earning assets:
Cash and due from banks	16,211	16,101
Allowance for loan losses	(16,508)	(16,980)
Other assets	40,138	39,774
Total noninterest-earning assets	39,841	38,895
Total assets	$796,514	$793,964

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$103,029	$108	0.42%	$110,343	$123	0.45%
Savings deposits	287,054	293	0.41	270,990	287	0.43
Time deposits	131,356	619	1.87	138,554	689	2.00
Total interest-bearing deposits	521,439	1,020	0.78	519,887	1,099	0.85
Borrowed funds and subordinated debentures	90,465	824	3.56	90,465	816	3.57
Total interest-bearing liabilities	$611,904	$1,844	1.19%	$610,352	$1,915	1.25%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	105,876	106,043
Other liabilities	3,469	3,438
Total noninterest-bearing liabilities	109,345	109,481
Total shareholders' equity	75,265	74,131
Total liabilities and shareholders' equity	$796,514	$793,964

Net interest spread	$7,080	3.51%	$6,915	3.45%
Tax-equivalent basis adjustment	(53)	(58)
Net interest income	$7,027	$6,857
Net interest margin	3.72%	3.68%

(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

September 30, 2012

For the three months ended September 30,
2012	2011
Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$40,183	$13	0.13%	$41,735	$6	0.06%
Federal Home Loan Bank stock	3,989	50	4.99	4,088	46	4.46
Securities:
Securities available for sale	95,193	703	2.95	93,603	852	3.64
Securities held to maturity	16,467	152	3.69	13,043	162	4.97
Total securities (A)	111,660	855	3.06	106,646	1,014	3.80
Loans:
SBA loans	66,484	881	5.30	82,764	1,243	6.01
SBA 504 loans	44,583	647	5.77	55,814	838	5.96
Commercial loans	307,090	4,313	5.59	286,634	4,417	6.11
Residential mortgage loans	136,568	1,631	4.78	135,519	1,825	5.39
Consumer loans	46,116	534	4.61	50,838	616	4.81
Total loans (B)	600,841	8,006	5.31	611,569	8,939	5.82
Total interest-earning assets	$756,673	$8,924	4.70%	$764,038	$10,005	5.21%

Noninterest-earning assets:
Cash and due from banks	16,211	15,453
Allowance for loan losses	(16,508)	(16,812)
Other assets	40,138	41,739
Total noninterest-earning assets	39,841	40,380
Total assets	$796,514	$804,418

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$103,029	$108	0.42%	$98,942	$137	0.55%
Savings deposits	287,054	293	0.41	281,591	536	0.76
Time deposits	131,356	619	1.87	163,676	979	2.37
Total interest-bearing deposits	521,439	1,020	0.78	544,209	1,652	1.20
Borrowed funds and subordinated debentures	90,465	824	3.56	90,465	947	4.10
Total interest-bearing liabilities	$611,904	$1,844	1.19%	$634,674	$2,599	1.62%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	105,876	94,811
Other liabilities	3,469	2,922
Total noninterest-bearing liabilities	109,345	97,733
Total shareholders' equity	75,265	72,011
Total liabilities and shareholders' equity	$796,514	$804,418

Net interest spread	$7,080	3.51%	$7,406	3.59%
Tax-equivalent basis adjustment	(53)	(53)
Net interest income	$7,027	$7,353
Net interest margin	3.72%	3.85%

(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YTD NET INTEREST MARGIN

September 30, 2012

For the nine months ended September 30,
2012	2011
Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$45,206	$56	0.17%	$38,526	$26	0.09%
Federal Home Loan Bank stock	4,023	144	4.78	4,130	147	4.76
Securities:
Securities available for sale	100,398	2,225	2.95	100,752	2,701	3.57
Securities held to maturity	17,443	502	3.84	15,776	640	5.41
Total securities (A)	117,841	2,727	3.08	116,528	3,341	3.82
Loans:
SBA loans	69,162	2,652	5.11	84,757	3,671	5.77
SBA 504 loans	47,687	2,098	5.88	58,914	2,626	5.96
Commercial loans	298,279	12,707	5.69	284,595	13,304	6.25
Residential mortgage loans	134,353	4,869	4.83	132,901	5,502	5.52
Consumer loans	46,459	1,624	4.67	52,653	1,931	4.90
Total loans (B)	595,940	23,950	5.36	613,820	27,034	5.88
Total interest-earning assets	$763,010	$26,877	4.70%	$773,004	$30,548	5.28%

Noninterest-earning assets:
Cash and due from banks	16,088	16,478
Allowance for loan losses	(16,758)	(15,978)
Other assets	40,068	40,477
Total noninterest-earning assets	39,398	40,977
Total assets	$802,408	$813,981

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$107,437	$368	0.46%	$102,197	$420	0.55%
Savings deposits	280,459	933	0.44	286,014	1,701	0.80
Time deposits	142,263	2,222	2.09	168,874	3,119	2.47
Total interest-bearing deposits	530,159	3,523	0.89	557,085	5,240	1.26
Borrowed funds and subordinated debentures	90,465	2,486	3.61	90,465	2,851	4.16
Total interest-bearing liabilities	$620,624	$6,009	1.29%	$647,550	$8,091	1.66%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	104,145	91,922
Other liabilities	3,386	3,736
Total noninterest-bearing liabilities	107,531	95,658
Total shareholders' equity	74,253	70,773
Total liabilities and shareholders' equity	$802,408	$813,981

Net interest spread	$20,868	3.41%	$22,457	3.62%
Tax-equivalent basis adjustment	(179)	(158)
Net interest income	$20,689	$22,299
Net interest margin	3.65%	3.88%

(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES

September 30, 2012

Amounts in thousands, except percentages	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$16,284	$16,339	$16,348	$16,447	$16,018
Provision for loan losses charged to expense	1,000	1,000	1,200	1,150	1,400
	17,284	17,339	17,548	17,597	17,418
Less: Chargeoffs
SBA loans	254	213	615	735	310
SBA 504 loans	481	100	227	200	325
Commercial loans	1,428	540	346	290	450
Residential mortgage loans	65	494	113	73	-
Consumer loans	31	25	-	46	-
Total chargeoffs	2,259	1,372	1,301	1,344	1,085
Add: Recoveries
SBA loans	195	249	53	26	111
SBA 504 loans	15	15	28	-	-
Commercial loans	58	53	11	15	3
Residential mortgage loans	-	-	-	50	-
Consumer loans	1	-	-	4	-
Total recoveries	269	317	92	95	114
Net chargeoffs	1,990	1,055	1,209	1,249	971
Balance, end of period	$15,294	$16,284	$16,339	$16,348	$16,447

LOAN QUALITY INFORMATION:
Nonperforming loans (1)	$17,334	$19,831	$22,206	$22,769	$20,598
Other real estate owned ("OREO")	1,456	2,355	1,625	3,032	3,555
Nonperforming assets	18,790	22,186	23,831	25,801	24,153
Less: Amount guaranteed by SBA	566	526	555	939	1,339
Net nonperforming assets	$18,224	$21,660	$23,276	$24,862	$22,814

Loans 90 days past due & still accruing	$1,630	$2,443	$3,165	$2,411	$2,191

Performing Troubled Debt Restructurings (TDRs)	$17,250	$20,541	$20,985	$17,436	$17,488
(1) Nonperforming TDRs included above	1,628	871	2,287	3,645	3,817
Total TDRs	$18,878	$21,412	$23,272	$21,081	$21,305

Allowance for loan losses to:
Total loans at quarter end	2.56%	2.69%	2.80%	2.76%	2.72%
Nonperforming loans (1)	88.23	82.11	73.58	71.80	79.85
Nonperforming assets	81.39	73.40	68.56	63.36	68.10
Net nonperforming assets	83.92	75.18	70.20	65.75	72.09

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	0.35%	(0.21)%	3.15%	3.77%	0.95%
SBA 504 loans	4.16	0.73	1.55	1.43	2.31
Commercial loans	1.77	0.65	0.47	0.39	0.62
Residential mortgage loans	0.19	1.49	0.34	0.07	-
Consumer loans	0.26	0.22	-	0.34	-
Total loans	1.32%	0.71%	0.83%	0.83%	0.63%

Nonperforming loans to total loans	2.90%	3.28%	3.81%	3.84%	3.41%
Nonperforming loans and TDRs to total loans	5.79	6.67	7.41	6.78	6.31
Nonperforming assets to total loans and OREO	3.14	3.65	4.08	4.33	3.98
Nonperforming assets to total assets	2.34	2.83	2.94	3.18	2.94

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

September 30, 2012

(In thousands, except percentages and per share amounts)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
SUMMARY OF INCOME:
Total interest income	$8,871	$8,772	$9,058	$9,133	$9,952
Total interest expense	1,844	1,915	2,250	2,460	2,599
Net interest income	7,027	6,857	6,808	6,673	7,353
Provision for loan losses	1,000	1,000	1,200	1,150	1,400
Net interest income after provision for loan lossees	6,027	5,857	5,608	5,523	5,953
Total noninterest income	1,774	1,841	1,715	1,305	1,654
Total noninterest expense	5,999	6,204	5,959	6,012	6,101
Income before provision for income taxes	1,802	1,494	1,364	816	1,506
Provision for income taxes	606	518	459	220	420
Net income	1,196	976	905	596	1,086
Preferred stock dividends and discount accretion	397	401	396	393	386
Income available to common shareholders	$799	$575	$509	$203	$700

Net income per common share - Basic (1)	$0.11	$0.08	$0.07	$0.03	$0.09
Net income per common share - Diluted (1)	$0.10	$0.07	$0.07	$0.03	$0.09

COMMON SHARE DATA:
Market price per share	$6.13	$6.00	$6.24	$6.40	$6.65
Dividends paid	$-	$-	$-	$-	$-
Book value per common share	$7.52	$7.38	$7.28	$7.24	$7.25
Weighted average common shares outstanding - Basic	7,473	7,462	7,460	7,427	7,413
Weighted average common shares outstanding - Diluted	7,782	7,784	7,792	7,782	7,781
Issued and outstanding common shares	7,503	7,461	7,463	7,459	7,413

OPERATING RATIOS (Annualized):
Return on average assets	0.60%	0.49%	0.45%	0.29%	0.54%
Return on average equity (2)	5.74	4.25	3.81	1.51	5.27
Efficiency ratio	68.22	73.72	71.80	74.90	69.80

BALANCE SHEET DATA:
Total assets	$802,675	$785,111	$810,198	$810,846	$820,652
Total deposits	633,126	616,443	643,101	643,971	654,171
Total loans	596,910	604,901	582,752	592,592	603,633
Total securities	106,437	114,846	128,061	107,536	100,752
Total shareholders' equity	76,387	74,901	74,002	73,558	73,136
Allowance for loan losses	(15,294)	(16,284)	(16,339)	(16,348)	(16,447)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.70%	4.70%	4.71%	4.64%	5.21%
Interest-bearing liabilities	1.19	1.25	1.41	1.49	1.62
Net interest spread	3.51	3.45	3.30	3.15	3.59
Net interest margin	3.72	3.68	3.56	3.39	3.85

CREDIT QUALITY:
Nonperforming assets	18,790	22,186	23,831	25,801	24,153
QTD net chargeoffs (annualized) to QTD average loans	1.32%	0.71%	0.83%	0.83%	0.63%
Allowance for loan losses to total loans	2.56	2.69	2.80	2.76	2.72
Nonperforming assets to total loans and OREO	3.14	3.65	4.08	4.33	3.98
Nonperforming assets to total assets	2.34	2.83	2.94	3.18	2.94

CAPITAL RATIOS AND OTHER:
Total equity to total assets	9.52%	9.54%	9.13%	9.07%	8.91%
Leverage ratio	11.20	11.08	10.67	10.44	10.69
Tier 1 risk-based capital ratio	14.52	14.22	14.44	14.33	13.88
Total risk-based capital ratio	15.78	15.49	15.71	15.60	15.14
Number of banking offices	15	15	15	14	14
Number of ATMs	16	16	16	15	15
Number of employees	161	169	171	171	168

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.
(2)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by average shareholders' equity (excluding preferred stock).